UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 29, 2017

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2017, Gary McQuain tendered his resignation from Pioneer Financial Services, Inc. (the “Company”), effective immediately. Mr. McQuain served as the Chief Administration Officer of the Company.

On March 29, 2017, Mr. McQuain was appointed President of Pioneer Services, a division of MidCountry Bank, which is an affiliate of the Company. Mr. McQuain also continues in his position and role as Executive Vice President of Operations for MidCountry Financial Corp. ("MCFC"), the Company's parent.

Mr. McQuain joined MCFC on January 4, 2016 as its Senior Vice President of Operations and was later promoted to Executive Vice President of Operations on January 30, 2017. Mr. McQuain spent the previous 27 years with Citigroup in their CitiFinancial and Citibank business units domestically and abroad. Prior to joining MCFC, he was a Managing Director and the Asia Pacific Regional Head of business transformation and technology for CitiBank based in Singapore for two years. Before his assignment in Singapore, Mr. McQuain was Managing Director and Retail Bank Head in Indonesia for three years. In this role he had oversight of the Retail Bank network, Small/Medium Business Lending and the Citifinancial branch network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	April 4, 2017
Timothy L. Stanley	Board (Principal Executive Officer)